Exhibit 4.1
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”) is entered into as of September 20, 2006, by and among Gasco Energy, Inc., a Nevada corporation (“Parent”) and Richard N. Jeffs, Gregory Pek, Ian Robinson, Michael L. Nazmack, Eugene Sweeney and Shawne Malone (each a “Stockholder” and collectively, “Stockholders”).
RECITALS
     WHEREAS, each Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) of certain shares of common stock of Brek Energy Corporation, a Nevada corporation (the “Company”);
     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Gasco Acquisition, Inc., a Nevada corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub with and into the Company (the “Merger”);
     WHEREAS, the execution and delivery of this Agreement by the Stockholders, and the form and substance of this Agreement, have been approved by the board of directors of the Company;
     WHEREAS, in connection with the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive the Merger Consideration; and
     WHEREAS, it is a condition to the Company entering into the Merger Agreement that the Stockholders and the Parent enter into this Agreement;
     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
     1.1 Definitions. For purposes of this Agreement:
     “Acquisition Proposal” has the meaning assigned to it in the Merger Agreement.
     “Affiliate” means, with respect to a specific Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, the Person specified.
     “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.
     “Effective Time” has the meaning assigned to it in the Merger Agreement.

     “Governmental Entity” has the meaning assigned to it in the Merger Agreement.
     “Judgment” means any judgment, order or decree.
     “Law” means any federal, state or foreign constitutional provision, statute, law (including common law), ordinance, rule, regulation or interpretation of any Governmental Entity.
     “Merger Consideration” has the meaning assigned to it in the Merger Agreement.
     A Person is deemed to “Own” or to have acquired “Ownership” of a security if such Person (i) is the record owner of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.
     “Person” means any individual (including any beneficiary of a Stockholder), firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.
     “Subject Securities” means: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by a Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) with respect to which such Stockholder acquires Ownership after the date of this Agreement; provided, however, that all such securities listed in clauses (i) and (ii) shall cease to be Subject Securities upon a Transfer of such securities permitted by this Agreement.
     A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person (other than Parent, any subsidiary of Parent or any Person party to this Agreement), (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person (other than Parent, any subsidiary of Parent or any Person party to this Agreement), or (iii) reduces such Person’s beneficial ownership of, or interest in, such security.
     “Voting Covenant Expiration Date” means the earliest to occur of (i) the date upon which the Merger Agreement is validly terminated pursuant to the terms of Section 10.1 thereof, (ii) the date upon which this Agreement terminates pursuant to the terms of Section 7.14, and (iii) the Effective Time of the Merger.

     1.2 Rules of Construction.
     (a) Unless otherwise indicated, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and any reference in this Agreement to any Caption, Recital, Article, Section or clause shall be to the Captions, Recitals, Articles, Sections and clauses of this Agreement.
     (b) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Any reference to the masculine, feminine or neuter gender shall include each other gender and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.
ARTICLE II
TRANSFER OF SUBJECT SECURITIES; VOTING RIGHTS
     2.1 Restriction on Transfer of Subject Securities. During the period from the date of this Agreement through the Voting Covenant Expiration Date, no Stockholder shall, directly or indirectly, cause any Transfer of any of its Subject Securities to be effected, and each Stockholder shall use commercially reasonable efforts not to permit any Transfer of any of its Subject Securities to be effected, except in connection with the Merger, unless the transferee agrees in writing to be bound by the terms hereof.
     2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Covenant Expiration Date, except as otherwise provided by this Agreement, no Stockholder shall (a) deposit any of its Subject Securities into a voting trust or (b) except for this Agreement, grant proxy (revocable or irrevocable) or power of attorney or enter into any voting agreement or similar agreement, with respect to any of the Subject Securities.
ARTICLE III
VOTING OF SHARES
     3.1 Voting Covenant. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, it shall cause its Subject Securities to be voted to the extent any of the Subject Securities may be voted:
     (a) in favor the adoption of the Merger Agreement, the Merger and the other actions contemplated by the Merger Agreement, and in favor of any action in furtherance of any of the foregoing; and
     (b) against any action or agreement that Parent has advised Stockholder in writing in advance would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
     Each Stockholder hereby represents and warrants to Parent as follows:
     4.1 No Conflicts or Consents. The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) to the Stockholder’s knowledge, conflict with or violate any Law or Judgment applicable to the Stockholder or by which the Stockholder is or may be bound or affected, (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of its Subject Securities pursuant to, any agreement, contract or other arrangement (whether written or oral) to which the Stockholder is a party or by which the Stockholder is or may be bound or affected or (iii) require any consent or approval of any Person; provided, however, that the failure of clauses (i), (ii) or (iii) of this representation to be true and correct in all respects shall not be a breach of this Agreement if such failure does not, in any manner, impair or delay the ability of such Stockholder to perform its obligations under this Agreement or invalidate (in whole or in part) any actions taken pursuant to this Agreement.
     4.2 Title to Securities. As of the date of this Agreement, (a) the Stockholder Owns (free and clear of any encumbrances or restrictions, except such as may exist under applicable securities laws) the Subject Securities set forth under the heading “Subject Securities” below the Stockholder’s name on the signature page hereof, and (b) the Stockholder does not Own, directly or indirectly, any Subject Securities other than those set forth under the name of the Stockholder on the signature page hereof. None of the Subject Securities Owned by the Stockholder is subject to any proxy, voting trust or other agreement, arrangement or restriction (whether written or oral) with respect to the voting of the Subject Securities, except as contemplated by this Agreement.
ARTICLE V
TERMINATION
     5.1 Termination. Except as provided in Section 7.14, this Agreement shall terminate on the Voting Covenant Expiration Date.
     5.2 Effect of Termination. Immediately upon the termination of this Agreement in accordance with Section 5.1 or Section 7.14, this Agreement and all obligations hereunder of the parties hereto shall be terminated in all respects.
ARTICLE VI
ADDITIONAL COVENANTS OF THE STOCKHOLDERS
     6.1 Stockholder Information. Each Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose the Stockholder’s identity and ownership of Subject Securities and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement in any prospectus or offering memorandum prepared in connection with the transactions contemplated by the Merger Agreement and in any disclosure required to be filed by Parent, Merger Sub or any of its Affiliates with any Governmental Entity.
     6.2 Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that the Stockholder may have by virtue of any Subject Securities Owned by the Stockholder (whether under the General Corporation Law of the State of Nevada, by written or unwritten agreement, contract, arrangement or otherwise).
     6.3 Further Assurances. If the Stockholder is the beneficial owner, but not the record owner, of any Subject Securities, the Stockholder agrees to take all actions to cause the record holder and any of its nominees to vote all of such Subject Securities as required by Sections 3.1 and 3.2 hereof. The Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.
ARTICLE VII
MISCELLANEOUS
     7.1 Expenses. Except as otherwise set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
     7.2 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):
     if to the Stockholder:
c/o Anne McFadden
1100 Melville Street, Suite 600
Vancouver, BC VGE A46
Facsimile No.: +1 604 664 0672
     with a copy to:
Richardson & Patel, LLP
The Chrysler Building
405 Lexington Avenue
26th Floor
New York, New York 10174
Attention: Kevin Friedman, Esq.
     if to Parent:
Gasco Energy, Inc.

8 Inverness Drive East
Suite 100
Englewood, CO 80112
Attention: W. King Grant
     with copies to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002-6760
Fax: (713) 615-5615
Attention: Phil Warman, Esq.
     7.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, then this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the greatest extent possible, the economic, business, legal and other purposes of such invalid or unenforceable term.
     7.4 Entire Agreement. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.
     7.5 Assignment; Binding Effect. This Agreement shall be binding upon each Stockholder and its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Article II or Article VI or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are Transferred or otherwise conveyed. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.
     7.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.
     7.7 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of the Stockholders under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Laws.
     7.8 Governing Law; Venue.
     (a) This Agreement shall be construed in accordance with, and governed in all respects by, the Laws of the State of Nevada (without giving effect to principles of conflicts of Laws provisions of such State).
     (b) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE DISTRICT COURT OF WASHOE COUNTY OF THE STATE OF NEVADA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEVADA SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A NEVADA STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.8.
     7.9 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Execution of this Agreement by facsimile transmission shall be deemed effective delivery of an original counterpart of this Agreement.
     7.10 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     7.11 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     7.12 Stockholder Capacity. Each Stockholder signs solely in its capacity as the record holder or beneficial owner of such Stockholder’s Subject Shares. Nothing herein shall limit or affect any actions taken by a Person affiliated with a Stockholder, who is or becomes a director or officer of the Company to the extent this Agreement could be construed to restrict the exercise by such Person of his or her fiduciary duties as a director or officer of the Company.
     7.13 Legend. Upon the request of Parent, each Stockholder shall cause each certificate evidencing any of the Subject Securities that are issued in the name of such Stockholder to bear a legend indicating that such Subject Securities are subject to the terms of this Agreement, including the restrictions on transfer and voting set forth herein.
     7.14 Amendment of Merger Agreement. The obligations of the Stockholders under this Agreement shall terminate if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of the Stockholders in a manner that changes the form of Merger Consideration in a manner adverse to the Stockholders in a material respect.

[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

GASCO ENERGY, INC.

By:	/s/ Mark A. Erickson

Name:	Mark A. Erickson
Title:	President and Chief Executive Officer

RICHARD N. JEFFS

By:	/s/ Richard N. Jeffs

Name:	Richard N. Jeffs
Title:	Director, Chief Executive Officer, President and Chief Financial Officer

GREGORY PEK

By:	/s/ Gregory Pek

Name:	Gregory Pek
Title:	Director

[SIGNATURE PAGE TO VOTING AGREEMENT]

IAN ROBINSON

By:	/s/ Ian Robinson

Name:	Ian Robinson
Title:	Director

MICHAEL L. NAZMACK

By:	/s/ Michael L. Nazmack

Name:	Michael L. Nazmack
Title:	Director

EUGENE SWEENEY

By:	/s/ Eugene Sweeney

Name:	Eugene Sweeney
Title:	Director

[SIGNATURE PAGE TO VOTING AGREEMENT]

SHAWNE MALONE

By:	/s/ Shawne Malone

Name:	Shawne Malone
Title:	Director

[SIGNATURE PAGE TO VOTING AGREEMENT]